EXHIBIT 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Robert H. Young, Pamela J. Keefe, and Dale A. Rocheleau with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign a registration statement on Form S-3 under the Securities Act of 1933 and any and all amendments (including post-effective amendments) to such registration statement, which amendments make such changes in such registration statement as deemed necessary or appropriate, and requests to accelerate effectiveness of such registration statements, to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his or her substitutes or substitute, full power and authority to perform and do each and every act and thing necessary and advisable as fully to all intents and purposes as he or she might or could perform and do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set their hand as of the 29th day of March, 2007.
Signature	Title

 /s/ Mary Alice McKenzie
Mary Alice McKenzie

 /s/ Robert H. Young
Robert H. Young

 /s/ Pamela J. Keefe
Pamela J. Keefe

 /s/ Robert L. Barnett
Robert L. Barnett

 /s/ Frederic H. Bertrand
Frederic H. Bertrand

 /s/ Janice B. Case
Janice B. Case

 /s/ Robert G. Clarke
Robert G. Clarke

 /s/ Bruce M. Lisman
Bruce M. Lisman

 /s/ William R. Sayre
William R. Sayre

 /s/ Janice L. Scites
Janice L. Scites

 /s/ William J. Stenger
William J. Stenger

 /s/ Douglas J. Wacek
Douglas J. Wacek

Chair of the Board and Director

President, Chief Executive Officer, and Director

Vice President, Chief Financial Officer, and Treasurer

Director

Director

Director

Director

Director

Director

Director

Director

Director

               Mary C. Marzec, hereby certify that I am Assistant Corporate Secretary of Central Vermont Public Service Corporation and that the following is a true copy of resolutions adopted at a duly convened meeting of the Board of Directors of said Company held February 26, 2007 at which a quorum was present and acting throughout, and that said resolutions are still in full force and effect:

RESOLVED: FURTHER RESOLVED FURTHER RESOLVED FURTHER RESOLVED FURTHER RESOLVED FURTHER RESOLVED

That the Company's Dividend Reinvestment and Common Stock Purchase Plan (the "Plan") be and it hereby is amended, effective on such date as the Treasurer and Secretary of this Company, or either of them individually, may designate following receipt of all necessary regulatory approval; and

That the officers of this Company are hereby severally authorized on behalf of this Company to do such acts and things, and to execute such documents which may be necessary or desirable to register with the Securities and Exchange Commission ("SEC") for offer and sale pursuant to the Plan, 500,000 shares of the Company's Common Stock, $6 par value per share (the "Shares"); and to file with such other regulatory agencies or bodies as have jurisdiction, including without limitation, state securities commissions and the New York Stock Exchange ("NYSE"), all applications, petitions, registration statements, notices, exemption requests or notices, consents to service of process, and other documents, including any amendments or supplements thereto, which, in their opinion, are necessary or desirable to effectuate the amendments to the Plan and the offer and sale of the Shares pursuant to the Plan, as amended, and in connection therewith to employ such counsel and other assistance as may be deemed necessary or desirable; and

That the officers of this Company are hereby severally authorized to sign in the name and on behalf of this Company, the Registration Statement and any amendments or supplements thereto and any other documents filed with the SEC or with any other regulatory agency or body, including without limitation, state securities commissions and the NYSE, and to attest this Company's seal affixed to any such statements, amendment or document; and

That the authority is granted to American Stock Transfer and Trust Company, as Transfer Agent and Registrar of the Company's Common Stock, and as Agent of the Plan, hereby is extended to cover the Shares and such Agent's activities pursuant to the Plan, as amended; and

That the officers of this Company are hereby severally authorized to do any and all acts or things, and to execute any and all documents which in the opinion of counsel or in the opinion of the officer or officers so acting are necessary or desirable to carry out the foregoing resolutions; and

That the Board of Directors appoints Robert H. Young, Pamela J. Keefe, and Dale A. Rocheleau, each of them with full power to act without the others, the true and lawful attorneys-in-fact and agents for and on behalf of Central Vermont Public Service Company ("Company") to sign the Registration Statement on Form S-3, and any amendments thereto, to be filed by the Company with the Securities and Exchange Commission for the registration under the Securities Act of 1933.

IN WITNESS WHEREOF, I have hereunto set my hand as such Assistant Corporate Secretary and have affixed the corporate seal of said Company this 1st day of March, 2007.
/s/ Mary C. Marzec Assistant Corporate Secretary
(Corporate Seal)